EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Midwest Banc Holdings, Inc.

We consent to the incorporation by reference in the registration statements (nos. 333-58649 and 333-58899) on Form S-8 of Midwest Banc Holdings, Inc. of our report dated February 25, 2005, relating to the consolidated financial statements and internal control over financial reporting, which appears in the December 31, 2004 annual report on Form 10-K of Midwest Banc Holdings, Inc.

MCGLADREY & PULLEN, LLP

Schaumburg, Illinois
March 11, 2005